GE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Delivered strong margin, earnings, and cash performance in 2021

Fourth quarter 2021 (prior three-column reporting format1; variances on a year-over-year basis)
•Total orders $22.1B, (5)%; organic orders (4)%
•Total revenues (GAAP) $20.3B, (3)%; Industrial organic revenues* $19.6B, (3)%
•Industrial profit margin (GAAP) 1.1%, (1,330) bps; adjusted Industrial profit margin* 9.0%, +280 bps org.*
•Continuing EPS (GAAP) $(3.24), unfavorable; adjusted EPS* $0.92, +$0.34
•GE Industrial CFOA (GAAP) $2.4B, +$0.4B; GE Industrial FCF* $3.8B, $(0.5)B; $3.8B ex disc. factoring*, $(1.9)B

Full year 2021 (prior three-column reporting format1; variances on a year-over-year basis)
•Total orders $79.4B, +10%; organic orders +12%
•Total revenues (GAAP) $74.2B, (2)%; Industrial organic revenues* $70.2B, (2)%
•Industrial profit margin (GAAP) 1.8%, (820) bps; adjusted Industrial profit margin* 6.8%, +390 bps org.*
•Continuing EPS (GAAP) $(3.25), unfavorable; adjusted EPS* $2.12, +$2.07
•GE Industrial CFOA (GAAP) $1.5B, +$2.8B; GE Industrial FCF* $5.1B, +$4.5B; $5.8B ex disc. factoring*, +$1.9B

BOSTON — January 25, 2022 — GE (NYSE:GE) announced its fourth quarter and full year 2021 results.

GE Chairman and CEO H. Lawrence Culp, Jr. said, “2021 was an important year for the GE team, marked by significant strategic, operational, and financial progress. We delivered solid margin, EPS, and free cash flow performance in 2021, exceeding our outlook. Orders for the year were up double digits, supporting faster growth going forward, while supply chain challenges, commercial selectivity, and uncertainty surrounding the U.S. wind production tax credit impacted our top-line."

Culp continued, “We're seeing real momentum and opportunities for sustainable profitable growth from near-term improvements in GE's businesses, especially as Aviation recovers and our end markets strengthen. Our dramatic debt reduction means we can further intensify efforts to strengthen our operations and play offense, setting us up to deliver between $5.5 to $6.5 billion free cash flow in 2022 and more than $7 billion in 2023. As we lay the groundwork to create three independent companies focused on critical global needs, we're encouraged by the support from our customers, employees, and investors. We're confident that our businesses will deliver long-term growth and value.”

GE continued to make progress on its transformation:
•Announced plans to form three independent, investment-grade, industry-leading companies focused on the growth sectors of aviation, healthcare, and energy.
•Solidified financial position by completing the GECAS transaction and a $25 billion debt tender in the quarter, reducing gross debt2 by approximately $87 billion over three years. GE has $35 billion of debt, approximately $16 billion of cash, and $13 billion3 in the AerCap equity stake and note and Baker Hughes equity stake.
•Drove innovation and reinvested for growth, delivering technologies that transform lives:
◦Future of Flight: Powered the first passenger flight, on a United Airlines Boeing 737 MAX 8, to use 100% sustainable aviation fuel in one engine. Awarded $1.6 billion contract for the U.S. Air Force's full F-15EX fleet.
◦Precision Health: Scaled Vscan Air wireless, a pocket-sized handheld ultrasound, to more than 70 countries. Acquired BK Medical, enabling further expansion into surgical and therapy interventions.
◦Energy Transition: Reached financial close on Dogger Bank C, marking an order for 87 14MW HaliadeTM-X offshore wind turbines. Earned order from Guangdong Energy Group for the first 9HA.01 gas turbines to run on hydrogen-blended gas in China. GE Digital acquired grid software company Opus One.

1Based on prior three-column reporting format, which showed Industrial operations separately from financial services operations
2Includes borrowings, after tax pension & principal retiree benefit plan liabilities, operating leases, 50% preferred stock, and factoring
3As of January 21, 2022
*Non-GAAP Financial Measure

Financial Statement Reporting Changes

After completing the GECAS transaction on November 1, GE is transitioning from three-column to one-column financial statement reporting to reflect strategic actions to simplify and strengthen the company. These changes are for all periods presented, and further supplemental materials are available on GE's Investor Relations website.

In the prior three-column format, GE reported financial information for (i) GE on a consolidated basis, (ii) GE's industrial operations, and (iii) Capital, which is now smaller and no longer a separate reporting segment. The new one-column format reports all of GE’s remaining businesses on a consolidated basis. Additionally, through this change, GE is revising key performance indicators and non-GAAP financial metrics to provide a clearer view of core operating performance.

Total Company Results
(new one-column reporting format)4
We present both GAAP and non-GAAP measures to provide investors with additional information. We believe that providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Please see pages 9 - 19 for explanations of why we use these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

	Three months ended December 31			Twelve months ended December 31
Dollars in millions; per-share amounts in dollars, diluted	2021	2020	Year on Year	2021	2020	Year on Year
GAAP Metrics
Cash from Operating Activities (CFOA)	$2,415	$2,901	(17)%	$888	$1,025	(13)%
Continuing EPS	(3.24)	2.05	U	(3.25)	5.46	U
Net EPS	(3.55)	2.20	U	(6.16)	4.63	U
Total Revenues	20,303	21,033	(3)%	74,196	75,833	(2)%
Profit Margin	(17.1)%	12.3%	(2,940) bps	(5.0)%	7.9%	(1,290) bps
Non-GAAP Metrics
Free Cash Flow (FCF)-a)	$3,708	$4,392	(16)%	$1,889	$635	F
Adjusted EPS-b)	0.82	0.49	67%	1.71	(0.07)	F
Organic Revenues	19,586	20,216	(3)%	70,125	71,589	(2)%
Adjusted Profit-c)	1,575	1,232	28%	4,608	2,246	F
Adjusted Profit Margin-c)	8.1%	6.1%	200 bps	6.5%	3.1%	340 bps
(a- Includes gross additions to PP&E and internal-use software. Excludes Insurance CFOA, GE Pension Plan funding, CFOA impact from discontinued factoring, CFOA impact from receivables factoring and supply chain finance eliminations and taxes related to business sales
(b- Excludes Insurance, non-operating benefit costs, gains (losses), restructuring & other charges, and debt extinguishment costs
(c- Excludes Insurance, interest and other financial charges, non-operating benefit costs, gains (losses), restructuring & other charges, and debt extinguishment costs, with EFS on net earnings basis

4Basis for financial reporting going forward. Includes remaining Capital within Corporate
* Non-GAAP Financial Measure                    2

2021 Performance vs. Outlook
(prior three-column reporting format)1

GE delivered strong financial performance in 2021 and enters 2022 with momentum:

	Investor Outlook March 10, 2021	2Q Earnings July 27, 2021	3Q Earnings October 26, 2021	2021 Actuals January 25, 2022
GE Industrial organic revenue*	Low single-digit growth	Low single-digit growth	~Flat	(2)%
Adj. GE Industrial profit margin*	250+ bps expansion	250+ bps expansion	350+ bps expansion	390 bps expansion
Adj. earnings per share*	$1.20–$2.00-a)	$1.20–$2.00-a)	$1.80–$2.10	$2.12
GE Industrial free cash flow*	$2.5–$4.5 billion	$3.5–5.0 billion	$3.75–$4.75 billion	$5.1 billion-b)
(a- EPS outlook given at the time changed from $0.15–$0.25 to $1.20–$2.00 post 1:8 reverse stock split effective close of trading July 30, 2021
(b- $5.8 billion excluding discontinued factoring*

2022 Outlook
(new one-column reporting format)4

GE announced the following total company outlook for full year 2022:

•Organic revenues* to grow in the high-single-digit range
•Adjusted organic profit margin* to expand by 150+ basis points
•Adjusted earnings per share* of $2.80 to $3.50
•Free cash flow* of $5.5 billion to $6.5 billion

GE expects to return to revenue growth in 2022. The company expects Aviation revenue to increase more than 20 percent in 2022, which is dependent on the continued commercial market recovery, as well as low- to mid-single-digit revenue growth in Healthcare, driven by commercial efforts and new product launches. In Renewable Energy, continued operational improvement in Onshore Wind and growth in Offshore Wind will contribute to low-single-digit revenue growth and improved profitability. In Power, continued services strength will drive revenue growth. In 2022, GE is planning for continued inflation challenges, with the most adverse impact expected in Onshore Wind. Better earnings and working capital, especially inventory, along with a lower impact from legacy GE Capital, will enable GE to achieve its free cash flow range in 2022.

GE will hold an Investor Update on Thursday, March 10, 2022, with additional details on its 2022 outlook.

1Based on prior three-column reporting format, which showed Industrial operations separately from financial services operations
4Basis for financial reporting going forward. Includes remaining Capital within Corporate
* Non-GAAP Financial Measure                    3

Results by Reporting Segment
(new one-column reporting format)4
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.

Aviation

	Three months ended December 31			Twelve months ended December 31
(in millions)	2021	2020	Year on Year	2021	2020	Year on Year
Orders	$7,705	$6,331	22%	$25,589	$21,590	19%
Revenues	6,080	5,847	4%	21,310	22,042	(3)%
Segment Profit/(Loss)	1,218	564	F	2,882	1,229	F
Segment Profit/(Loss) Margin	20.0%	9.6%	1,040 bps	13.5%	5.6%	790 bps
Orders of $7.7 billion increased 22% reported and organically with both Commercial Engines and Commercial Services up again substantially. Military was down largely due to a difficult prior-year comparison with significant F404 and F414 wins. Revenues of $6.1 billion were up 4% reported and organically* as Commercial Services grew significantly from higher shop visit volume. Commercial Engines and Military were both down, driven by lower unit shipments. Segment margin of 20.0% expanded by 1,040 basis points reported and 1,030 basis points organically*, driven by Commercial Services growth due to higher shop visit volume and Commercial Engines mix.

For the year, revenues of $21.3 billion declined 3% reported and organically* due to fewer Commercial Engine deliveries. Segment margin of 13.5% expanded nearly 800 basis points reported and organically*, driven by a 10% increase in Commercial Services shop visits as well as operational cost reduction. Aviation continues to evaluate and manage the impact of Omicron, and is confident in the business fundamentals.

Healthcare

	Three months ended December 31			Twelve months ended December 31
(in millions)	2021	2020	Year on Year	2021	2020	Year on Year
Orders	$5,303	$4,983	6%	$19,596	$18,645	5%
Revenues	4,625	4,823	(4)%	17,725	18,009	(2)%
Segment Profit/(Loss)	762	949	(20)%	2,966	3,060	(3)%
Segment Profit/(Loss) Margin	16.5%	19.7%	(320) bps	16.7%	17.0%	(30) bps
Orders of $5.3 billion increased 6% reported and 7% organically, and were up 8% versus 4Q'19. Healthcare Systems (HCS) orders increased 8% organically year-over-year and Pharmaceutical Diagnostics (PDx) orders grew 2% organically year-over-year. Revenues of $4.6 billion decreased 4% reported and organically* due to ongoing industry-wide supply shortages. HCS organic revenues* declined 5%, more than offsetting 2% organic growth* in PDx. Segment margin of 16.5% contracted 320 basis points reported and 290 basis points organically* year-over-year, driven by supply chain issues and inflation. Partially offsetting the decline was productivity and higher PDx volume.

For the year, revenues of $17.7 billion decreased 2% reported, but increased 1% organically* despite supply chain impacts. While segment margin of 16.7% contracted 30 basis points reported, it expanded 70 basis points organically* driven by continued operational improvements. Healthcare is well positioned for continued profitable growth targeting 25-75 basis points of margin expansion as GE prepares to stand up the business as an independent company.

4Basis for financial reporting going forward. Includes remaining Capital within Corporate
* Non-GAAP Financial Measure                    4

Renewable Energy

	Three months ended December 31			Twelve months ended December 31
(in millions)	2021	2020	Year on Year	2021	2020	Year on Year
Orders	$4,851	$6,292	(23)%	$18,163	$16,328	11%
Revenues	4,192	4,442	(6)%	15,697	15,666	—%
Segment Profit/(Loss)	(312)	(87)	U	(795)	(715)	(11)%
Segment Profit/(Loss) Margin	(7.4)%	(2.0)%	(540) bps	(5.1)%	(4.6)%	(50) bps
Orders of $4.9 billion decreased 23% reported and 21% organically, driven by production tax credit uncertainty delaying investment in U.S. Onshore Wind equipment. Revenues of $4.2 billion decreased 6% reported and 5% organically* due to lower Onshore Wind equipment deliveries and continued project selectivity at Grid. Offshore Wind also declined driven by project timing. Partially offsetting this was strong services growth. Segment margin of (7.4)% contracted 540 basis points reported and organically*. Onshore Wind margins declined and were negative. At Grid, cost actions were more than offset by continued volume declines and legacy project costs.

For the year, revenues of $15.7 billion were flat reported and down (2)% organically* driven by increased commercial selectivity in Grid and fewer equipment and repower deliveries at Onshore Wind. Partially offsetting this decline was increased revenue at Offshore Wind. Segment margin of (5.1)% contracted 50 basis points reported and 40 basis points organically* driven by lower volume as well as lower margins on new product introductions at Onshore Wind, more than offsetting cost reduction benefits. Long-term, Renewable Energy is firmly positioned to lead the energy transition, building on advanced technologies like the Haliade-X, which GE will begin delivering in 2022.

Power

	Three months ended December 31			Twelve months ended December 31
(in millions)	2021	2020	Year on Year	2021	2020	Year on Year
Orders	$4,306	$5,616	(23)%	$16,412	$15,986	3%
Revenues	4,661	5,383	(13)%	16,903	17,589	(4)%
Segment Profit/(Loss)	309	306	1%	726	274	F
Segment Profit/(Loss) Margin	6.6%	5.7%	90 bps	4.3%	1.6%	270 bps
Orders of $4.3 billion decreased 23% reported and 21% organically with Gas Power declining due to a difficult prior year comparison and customer timing. This was partially offset by Steam growth in equipment and services. Revenues of $4.7 billion decreased 13% reported and 10% organically*. Equipment was down due to fewer unit shipments and continued reduced turnkey scope at Gas Power, as well as Steam Power's continued exit of new build coal. Segment margin of 6.6% expanded 90 basis points reported and 160 basis points organically* with all businesses positive in the quarter. Gas Power expansion was driven by services strength.

For the year, revenues of $16.9 billion decreased 4% reported and organically* due to lower equipment revenues, partially offset by strong services growth. Segment margin of 4.3% expanded 270 basis points reported and 320 basis points organically* driven by Gas Power services mix and productivity. In 2022, there is continued opportunity for margin expansion and improved free cash flow as lean is further embedded and GE exits new build coal.

Other Updates
•GE's run-off insurance operations generated $0.4 billion of net income in the year, up significantly primarily due to strong investment results and favorable claims experience in GE's Long-term care portfolio, partially offset by higher paid claims in its Life portfolio. GE will finalize its annual statutory cash flow test in the first quarter of 2022, and currently expects this will be in line with permitted practice requirements.
•In discontinued operations, GE's run-off Polish BPH mortgage portfolio has a current gross balance of $2.4 billion5. In the fourth quarter, GE recorded charges of approximately $0.2 billion, mainly driven by more adverse results in the ongoing litigation with borrowers. This brings GE's total estimate of losses in connection with this litigation to $0.8 billion.
5Prior to lower of cost or market (LOCOM) adjustment
* Non-GAAP Financial Measure                    5

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
	Three months ended December 31			Twelve months ended December 31
	2021	2020	V%	2021	2020	V%
Sales of equipment and services	$19,492	$20,264	(4)%	$71,090	$72,969	(3)%
Insurance revenues	811	769		3,106	2,865
Total revenues	20,303	21,033	(3)%	74,196	75,833	(2)%

Cost of sales	14,338	15,770		53,896	57,871
Selling, general and administrative expenses	3,202	3,248		11,707	12,592
Research and development	705	635		2,497	2,565
Interest and other financial charges	426	421		1,876	2,068
Debt extinguishment costs	5,108	95		6,524	301
Insurance liabilities and annuity benefits	603	573		2,283	2,397
Goodwill impairments	—	—		—	877
Non-operating benefit costs	408	610		1,782	2,430
Other costs and expenses	45	45		136	159
Total costs and expenses	24,836	21,396	16%	80,702	81,259	(1)%

Other income	1,066	2,944		2,823	11,396

Earnings (loss) from continuing operations before income taxes	(3,467)	2,580	U	(3,683)	5,970	U
Benefit (provision) for income taxes	(37)	(102)		286	487
Earnings (loss) from continuing operations	(3,504)	2,479	U	(3,396)	6,457	U
Earnings (loss) from discontinued operations, net of taxes	(339)	161		(3,195)	(911)
Net earnings (loss)	(3,843)	2,640	U	(6,591)	5,546	U
Less net earnings (loss) attributable to noncontrolling interests	1	3		(71)	(158)
Net earnings (loss) attributable to the Company	(3,843)	2,636	U	(6,520)	5,704	U
Preferred stock dividends	(56)	(194)		(237)	(474)
Net earnings (loss) attributable to GE common shareholders	$(3,900)	$2,442	U	$(6,757)	$5,230	U
Amounts attributable to GE common shareholders:
Earnings (loss) from continuing operations	$(3,504)	$2,479	U	$(3,396)	$6,457	U
Less net earnings (loss) attributable to noncontrolling interests, continuing operations	1	1		(71)	(158)
Earnings (loss) from continuing operations attributable to the Company	(3,504)	2,478	U	(3,325)	6,615	U
Preferred stock dividends	(56)	(194)		(237)	(474)
Earnings (loss) from continuing operations attributable to GE common shareholders	(3,561)	2,284	U	(3,562)	6,141	U
Earnings (loss) from discontinued operations attributable to GE common shareholders	(339)	159		(3,195)	(911)
Net earnings (loss) attributable to GE common shareholders	$(3,900)	$2,442	U	$(6,757)	$5,230	U

Per-share amounts - earnings (loss) from continuing operations
Diluted earnings (loss) per share	$(3.24)	$2.05	U	$(3.25)	$5.46	U
Basic earnings (loss) per share	$(3.24)	$2.07	U	$(3.25)	$5.46	U
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$(3.55)	$2.20	U	$(6.16)	$4.63	U
Basic earnings (loss) per share	$(3.55)	$2.22	U	$(6.16)	$4.63	U
Total average equivalent shares
Diluted	1,099	1,097	—%	1,098	1,095	—%
Basic	1,099	1,095	—%	1,098	1,094	—%
Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.

GENERAL ELECTRIC COMPANY
SUMMARY OF REPORTABLE SEGMENTS (UNAUDITED)
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%

Aviation	$6,080	$5,847	4%	$21,310	$22,042	(3)%
Healthcare	4,625	4,823	(4)%	17,725	18,009	(2)%
Renewable Energy	4,192	4,442	(6)%	15,697	15,666	—%
Power	4,661	5,383	(13)%	16,903	17,589	(4)%
Total segment revenues(a)	19,558	20,495	(5)%	71,635	73,306	(2)%
Corporate	745	538	38%	2,561	2,528	1%
Total revenues	$20,303	$21,033	(3)%	$74,196	$75,833	(2)%

Aviation	$1,218	$564	F	$2,882	$1,229	F
Healthcare	762	949	(20)%	2,966	3,060	(3)%
Renewable Energy	(312)	(87)	U	(795)	(715)	(11)%
Power	309	306	1%	726	274	F
Total segment profit (loss)(a)	1,979	1,732	14%	5,778	3,848	50%
Corporate(b)	531	2,030	(74)%	892	8,061	(89)%
Goodwill impairments	—	—	—%	—	(877)	F
Interest and other financial charges	(410)	(411)	—%	(1,813)	(2,018)	10%
Debt extinguishment costs	(5,108)	(95)	U	(6,524)	(301)	U
Non-operating benefit costs	(408)	(610)	33%	(1,782)	(2,430)	27%
Benefit (provision) for income taxes	(88)	(168)	48%	124	333	(63)%
Preferred stock dividends	(56)	(194)	71%	(237)	(474)	50%
Earnings (loss) from continuing operations attributable to GE common shareholders	(3,561)	2,284	U	(3,562)	6,141	U
Earnings (loss) from discontinued operations attributable to GE common shareholders	(339)	159	U	(3,195)	(911)	U
Net earnings (loss) attributable to GE common shareholders	$(3,900)	$2,442	U	$(6,757)	$5,230	U
(a)Segment revenues include sales of equipment and services related to the segment. Segment profit excludes results reported as discontinued operations, significant, higher-cost restructuring programs and other charges, the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Interest and other financial charges, income taxes and non-operating benefit costs are excluded in determining segment profit. Other income is included in segment profit. Interest and other financial charges and income taxes for EFS are included within Corporate costs.Certain corporate costs, including those related to shared services, employee benefits, and information technology, are allocated to our segments based on usage or their relative net cost of operations.
(b)Includes interest and other financial charges of $16 million and $10 million, and $63 million and $50 million, and benefit for income taxes of $51 million and $67 million, and $162 million and $154 million related to EFS within Corporate for the three and twelve months ended December 31, 2021, and 2020 respectively.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY STATEMENT OF FINANCIAL POSITION (UNAUDITED)
December 31 (Dollars in millions)	2021	2020
Cash, cash equivalents and restricted cash(a)(b)	$15,770	$36,530
Investment securities	12,297	7,319
Current receivables	15,620	16,691
Inventories, including deferred inventory costs	15,847	15,890
Current contract assets	4,881	5,764
All other current assets	1,933	2,659
Current assets	66,348	84,853

Investment securities	42,209	42,549
Property, plant and equipment – net	15,609	16,699
Goodwill	26,182	25,524
Other intangible assets – net	9,330	9,671
Contract and other deferred assets	6,124	5,888
All other assets	19,040	16,025
Deferred income taxes	10,855	14,253
Assets of discontinued operations	3,177	40,749
Total assets	$198,874	$256,211

Short-term borrowings	$4,361	$4,713
Accounts payable and equipment project accruals	16,243	16,458
Progress collections and deferred income	17,372	18,371
All other current liabilities	13,977	15,071
Current liabilities	51,953	54,613

Deferred income	1,989	1,801
Long-term borrowings	30,824	70,189
Insurance liabilities and annuity benefits	37,166	42,191
Non-current compensation and benefits	21,202	29,677
All other liabilities	13,240	14,781
Liabilities of discontinued operations	887	5,886
GE shareholders’ equity	40,310	35,552
Noncontrolling interests	1,302	1,522
Total liabilities and equity	$198,874	$256,211
(a)Excluded $0.4 billion and $0.5 billion at December 31, 2021 and December 31, 2020, respectively, in our run-off Insurance business, which is subject to regulatory restrictions. This balance is included in All other assets.
(b)Cash, cash equivalents and restricted cash at December 31, 2021 included $2.0 billion of cash held in countries with currency control restrictions and $0.3 billion of restricted use cash.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenues, specifically GE Industrial revenues; organic revenues by segment; organic revenues; Healthcare Systems organic revenues; and PDx organic revenues, (2) profit, specifically Adjusted GE Industrial profit and margin; GE Industrial adjusted organic profit; organic profit and profit margin by segment; Adjusted profit and profit margin (excluding certain items); Adjusted organic profit and profit margin; Adjusted GE Industrial earnings (loss); Adjusted earnings (loss); Adjusted GE Industrial earnings (loss) per share; and Adjusted earnings (loss) per share (EPS), (3) cash flows, specifically free cash flows (FCF), GE Industrial FCF; and FCF excluding discontinued factoring, and (4) outlook, specifically 2022 Adjusted EPS; and 2022 FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

* Non-GAAP Financial Measure

GE INDUSTRIAL ORGANIC REVENUES (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%
GE Industrial revenues (GAAP)	$19,499	$20,271	(4)%	$71,136	$73,100	(3)%
Less: acquisitions	—	(6)		19	(67)
Less: business dispositions	(33)	54		(33)	1,447
Less: foreign currency effect	(78)	—		964	—
GE Industrial organic revenues (Non-GAAP)	$19,610	$20,223	(3)%	$70,186	$71,720	(2)%
We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends.

ADJUSTED GE INDUSTRIAL PROFIT AND PROFIT MARGIN	Three months ended December 31			Twelve months ended December 31
(EXCLUDING CERTAIN ITEMS) (NON-GAAP) (Dollars in millions)	2021	2020	V%	2021	2020	V%
GE Industrial revenues (GAAP)	$19,499	$20,271	(4)%	$71,136	$73,100	(3)%

GE Industrial costs and expenses (GAAP)	$19,770	$20,310	(3)%	$72,118	$77,252	(7)%
Less: interest and other financial charges	148	254		901	1,270
Less: debt extinguishment costs	1,076	—		1,721	63
Less: non-operating benefit costs	409	609		1,785	2,424
Less: restructuring & other	(14)	157		387	693
Less: Steam asset impairment	—	—		—	363
Less: SEC settlement charge	—	—		—	100
Less: goodwill impairments	—	—		—	728
Add: noncontrolling interests	6	—		28	(161)
GE Industrial adjusted costs (Non-GAAP)	$18,157	$19,289	(6)%	$67,351	$71,450	(6)%

GE Industrial Other income (GAAP)	477	2,964	(84)%	2,237	11,444	(80)%
Less: gains (losses) on equity securities	(46)	2,636		1,209	(1,891)
Less: restructuring & other	—	—		7	13
Less: gains (losses) on purchases and sales of business interests	115	21		(44)	12,452
GE Industrial adjusted other income (Non-GAAP)	$409	$307	33%	$1,064	$871	22%

GE Industrial profit (loss) (GAAP)	$206	$2,925	(93)%	$1,255	$7,291	(83)%
GE Industrial profit (loss) margin (GAAP)	1.1%	14.4%	(1,330)bps	1.8%	10.0%	(820)bps

GE Industrial adjusted profit (loss) (Non-GAAP)	$1,751	$1,289	36%	$4,849	$2,520	92%
GE Industrial adjusted profit (loss) margin (Non-GAAP)	9.0%	6.4%	260bps	6.8%	3.4%	340bps
We believe that adjusting industrial profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities.

GE INDUSTRIAL ADJUSTED ORGANIC PROFIT (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%
GE Industrial adjusted profit (loss) (Non-GAAP)	$1,751	$1,289	36%	$4,849	$2,520	92%
Less: acquisitions	(24)	(6)		(29)	15
Less: business dispositions	(2)	12		(2)	367
Less: foreign currency effect	(13)	—		16	—
GE Industrial adjusted organic profit (loss) (Non-GAAP)	$1,791	$1,283	40%	$4,865	$2,138	F

GE Industrial adjusted profit (loss) margin (Non-GAAP)	9.0%	6.4%	260bps	6.8%	3.4%	340bps
GE Industrial adjusted organic profit (loss) margin (Non-GAAP)	9.1%	6.3%	280bps	6.9%	3.0%	390bps

* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%
Consolidated earnings (loss) from continuing operations (GAAP)	$(3,561)	$2,251	U	$(3,571)	$5,975	U
Less: GE Capital earnings (loss) from continuing operations (GAAP)	(3,543)	(232)		(4,431)	(924)
GE Industrial earnings (loss) (Non-GAAP)	$(17)	$2,483	U	$859	$6,899	(88)%
Non-operating benefits costs (pre-tax) (GAAP)	$(409)	$(609)		$(1,785)	$(2,424)
Tax effect on non-operating benefit costs	86	128		375	509
Less: non-operating benefit costs (net of tax)	(323)	(481)		(1,410)	(1,915)
Gains (losses) on purchases and sales of business interests (pre-tax)	115	21		(44)	12,452
Tax effect on gains (losses) on purchases and sales of business interests	(24)	(4)		6	(1,257)
Less: gains (losses) on purchases and sales of business interests (net of tax)	91	17		(37)	11,195
Gains (losses) on equity securities (pre-tax)	(46)	2,636		1,209	(1,891)
Tax effect on gains (losses) on equity securities(a)	(27)	(297)		128	637
Less: gains (losses) on equity securities (net of tax)	(73)	2,338		1,338	(1,255)
Restructuring & other (pre-tax)	14	(157)		(380)	(680)
Tax effect on restructuring & other	(1)	33		35	151
Less: restructuring & other (net of tax)	14	(124)		(346)	(529)
Debt extinguishment costs (pre-tax)	(1,076)	—		(1,721)	(63)
Tax effect on debt extinguishment costs(b)	242	—		377	13
Less: debt extinguishment costs (net of tax)	(834)	—		(1,344)	(50)
Steam asset impairments (pre-tax)	—	—		—	(363)
Tax effect on Steam asset impairments	—	—		—	37
Less: Steam asset impairments (net of tax)	—	—		—	(326)
Goodwill impairments (pre-tax)	—	—		—	(728)
Tax effect on goodwill impairments	—	—		—	(23)
Less: goodwill impairments (net of tax)	—	—		—	(751)
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	(10)		(9)	(151)
Less: SEC settlement charge (pre-tax and net of tax)	—	—		—	(100)
Less: U.S. tax reform enactment adjustment	—	—		—	(51)
Adjusted GE Industrial earnings (loss) (Non-GAAP)	$1,109	$742	49%	$2,668	$832	F

GE Capital earnings (loss) from continuing operations (GAAP)	(3,543)	(232)	U	(4,431)	(924)	U
Gains (losses) on equity securities (pre-tax)	711	—		711	—
Tax effect on gains (losses) on equity securities(a)	—	—		—	—
Less: gains (losses) on equity securities (net of tax)	711	—		711	—
Debt extinguishment costs (pre-tax)	(4,032)	(95)		(4,803)	(238)
Tax effect on debt extinguishment costs(b)	(110)	20		53	44
Less: debt extinguishment costs (net of tax)	(4,141)	(75)		(4,750)	(194)
Less: SEC settlement charge (pre-tax and net of tax)	—	(100)		—	(100)
Less: U.S. tax reform enactment adjustment	—	—		8	2
Less: Tax benefit related to BioPharma sale	—	47		—	143
Less: Tax loss related to GECAS transaction	(11)	—		(54)	—
Adjusted GE Capital earnings (loss) (Non-GAAP)	$(103)	$(104)	1%	$(346)	$(775)	55%

Adjusted earnings (loss) (Non-GAAP)	$1,006	$638	58%	$2,322	$57	F
(a) Includes tax benefits available to offset the tax on gains in equity securities.
(b) Includes related tax valuation allowances.
* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) PER SHARE (EPS)	Three months ended December 31			Twelve months ended December 31
(NON-GAAP) (In dollars)	2021	2020	V%	2021	2020	V%
Consolidated earnings (loss) from continuing operations (GAAP)	$(3.24)	$2.05	U	$(3.25)	$5.46	U
Less: GE Capital earnings (loss) from continuing operations (GAAP)	(3.23)	(0.21)		(4.04)	(0.84)
GE Industrial earnings (loss) (Non-GAAP)	$(0.02)	$2.26	U	$0.78	$6.30	(88)%
Non-operating benefits costs (pre-tax) (GAAP)	$(0.37)	$(0.55)		$(1.63)	$(2.21)
Tax effect on non-operating benefit costs	0.08	0.12		0.34	0.46
Less: non-operating benefit costs (net of tax)	(0.29)	(0.44)		(1.29)	(1.75)
Gains (losses) on purchases and sales of business interests (pre-tax)	0.10	0.02		(0.04)	11.37
Tax effect on gains (losses) on purchases and sales of business interests	(0.02)	—		0.01	(1.15)
Less: gains (losses) on purchases and sales of business interests (net of tax)	0.08	0.02		(0.03)	10.22
Gains (losses) on equity securities (pre-tax)	(0.04)	2.40		1.10	(1.73)
Tax effect on gains (losses) on equity securities(a)	(0.02)	(0.27)		0.12	0.58
Less: gains (losses) on equity securities (net of tax)	(0.07)	2.13		1.22	(1.15)
Restructuring & other (pre-tax)	0.01	(0.14)		(0.35)	(0.62)
Tax effect on restructuring & other	—	0.03		0.03	0.14
Less: restructuring & other (net of tax)	0.01	(0.11)		(0.31)	(0.48)
Debt extinguishment costs (pre-tax)	(0.98)	—		(1.57)	(0.06)
Tax effect on debt extinguishment costs(b)	0.22	—		0.34	0.01
Less: debt extinguishment costs (net of tax)	(0.76)	—		(1.22)	(0.05)
Steam asset impairments (pre-tax)	—	—		—	(0.33)
Tax effect on Steam asset impairments	—	—		—	0.03
Less: Steam asset impairments (net of tax)	—	—		—	(0.30)
Goodwill impairments (pre-tax)	—	—		—	(0.66)
Tax effect on goodwill impairments	—	—		—	(0.02)
Less: goodwill impairments (net of tax)	—	—		—	(0.69)
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	(0.01)		(0.01)	(0.14)
Less: SEC settlement charge (pre-tax and net of tax)	—	—		—	(0.09)
Less: U.S. tax reform enactment adjustment	—	—		—	(0.05)
Adjusted GE Industrial earnings (loss) (Non-GAAP)	$1.01	$0.68	49%	$2.43	$0.76	F

GE Capital earnings (loss) from continuing operations (GAAP)	(3.23)	(0.21)	U	(4.04)	(0.84)	U
Gains (losses) on equity securities (pre-tax)	0.65	—		0.65	—
Tax effect on gains (losses) on equity securities(a)	—	—		—	—
Less: gains (losses) on equity securities (net of tax)	0.65	—		0.65	—
Debt extinguishment costs (pre-tax)	(3.67)	(0.09)		(4.38)	(0.22)
Tax effect on debt extinguishment costs(b)	(0.10)	0.02		0.05	0.04
Less: debt extinguishment costs (net of tax)	(3.77)	(0.07)		(4.33)	(0.18)
Less: SEC settlement charge (pre-tax and net of tax)	—	(0.09)		—	(0.09)
Less: U.S. tax reform enactment adjustment	—	—		0.01	—
Less: Tax benefit related to BioPharma sale	—	0.04		—	0.13
Less: Tax loss related to GECAS transaction	(0.01)	—		(0.05)	—
Adjusted GE Capital earnings (loss) (Non-GAAP)	$(0.09)	$(0.09)	—%	$(0.31)	$(0.71)	56%

Adjusted earnings (loss) (Non-GAAP)	$0.92	$0.58	59%	$2.12	$0.05	F
(a) Includes tax benefits available to offset the tax on gains in equity securities.
(b) Includes related tax valuation allowances.
* Non-GAAP Financial Measure

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
The service cost of our pension and other benefit plans are included in adjusted earnings (loss)*, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities. We believe that the retained costs in Adjusted earnings (loss)* provides management and investors a useful measure to evaluate the performance of the total company, and increases period-to-period comparability. We believe that presenting Adjusted Industrial earnings (loss)* separately for our financial services businesses also provides management and investors with useful information about the relative size of our industrial and financial services businesses in relation to the total company.

GE INDUSTRIAL FREE CASH FLOWS (FCF) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V$	2021	2020	V$
GE Industrial CFOA (GAAP)	$2,362	$1,921	$441	$1,530	$(1,254)	$2,784
Add: gross additions to property, plant and equipment	(354)	(276)	(78)	(1,250)	(1,579)	329
Add: gross additions to internal-use software	(31)	(23)	(9)	(107)	(143)	36
Less: GE Pension Plan funding	—	(2,500)	2,500	—	(2,500)	2,500
Less: CFOA impact from factoring programs discontinued in 2021	(2,041)	—	(2,041)	(5,108)	—	(5,108)
Less: taxes related to business sales	195	(245)	440	189	(1,082)	1,271
GE Industrial free cash flows (Non-GAAP)	$3,822	$4,367	$(545)	$5,092	$606	$4,487
Less: prior period CFOA impact from factoring programs discontinued in 2021(a)	—	(1,377)	1,377	(739)	(3,361)	2,622
GE Industrial free cash flows excluding discontinued factoring (Non-GAAP)	$3,822	$5,744	$(1,922)	$5,831	$3,967	$1,864
(a) Represents the CFOA impact from cash that GE would have otherwise collected had customer receivables not been previously sold in factoring programs that have now been discontinued.
We believe investors may find it useful to compare GE Industrial's free cash flows* performance without the effects of cash used for taxes related to business sales, the factoring program discontinuation and pension plan funding. We believe this measure will better allow management and investors to evaluate the capacity of our industrial operations to generate free cash flows.

* Non-GAAP Financial Measure

ORGANIC REVENUES, PROFIT (LOSS) AND PROFIT MARGIN BY SEGMENT (NON-GAAP)
(Dollars in millions)	Revenues			Segment profit (loss)			Profit margin
Three months ended December 31	2021	2020	V%	2021	2020	V%	2021	2020	V bps
Aviation (GAAP)	$6,080	$5,847	4%	$1,218	$564	F	20.0%	9.6%	1,040bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	—		—	—
Less: foreign currency effect	8	—		10	—
Aviation organic (Non-GAAP)	$6,072	$5,847	4%	$1,209	$564	F	19.9%	9.6%	1,030bps

Healthcare (GAAP)	$4,625	$4,823	(4)%	$762	$949	(20)%	16.5%	19.7%	(320)bps
Less: acquisitions	—	(23)		(24)	(7)
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(27)	—		4	—
Healthcare organic (Non-GAAP)	$4,651	$4,846	(4)%	$783	$956	(18)%	16.8%	19.7%	(290)bps

Renewable Energy (GAAP)	$4,192	$4,442	(6)%	$(312)	$(87)	U	(7.4)%	(2.0)%	(540)bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(24)	—		2	—
Renewable Energy organic (Non-GAAP)	$4,217	$4,442	(5)%	$(313)	$(87)	U	(7.4)%	(2.0)%	(540)bps

Power (GAAP)	$4,661	$5,383	(13)%	$309	$306	1%	6.6%	5.7%	90bps
Less: acquisitions	—	—		—	—
Less: business dispositions	26	204		(2)	5
Less: foreign currency effect	(34)	—		(35)	—
Power organic (Non-GAAP)	$4,669	$5,179	(10)%	$347	$301	15%	7.4%	5.8%	160bps

ORGANIC REVENUES, PROFIT (LOSS) AND PROFIT MARGIN BY SEGMENT (NON-GAAP)
(Dollars in millions)	Revenues			Segment profit (loss)			Profit margin
Twelve months ended December 31	2021	2020	V%	2021	2020	V%	2021	2020	V bps
Aviation (GAAP)	$21,310	$22,042	(3)%	$2,882	$1,229	F	13.5%	5.6%	790bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	48		—	(48)
Less: foreign currency effect	21	—		(18)	—
Aviation organic (Non-GAAP)	$21,289	$21,994	(3)%	$2,900	$1,277	F	13.6%	5.8%	780bps

Healthcare (GAAP)	$17,725	$18,009	(2)%	$2,966	$3,060	(3)%	16.7%	17.0%	(30)bps
Less: acquisitions	19	(96)		(29)	(43)
Less: business dispositions	—	911		—	373
Less: foreign currency effect	308	—		114	—
Healthcare organic (Non-GAAP)	$17,398	$17,194	1%	$2,881	$2,729	6%	16.6%	15.9%	70bps

Renewable Energy (GAAP)	$15,697	$15,666	—%	$(795)	$(715)	(11)%	(5.1)%	(4.6)%	(50)bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	33		—	(4)
Less: foreign currency effect	414	—		(39)	—
Renewable Energy organic (Non-GAAP)	$15,283	$15,633	(2)%	$(756)	$(711)	(6)%	(4.9)%	(4.5)%	(40)bps

Power (GAAP)	$16,903	$17,589	(4)%	$726	$274	F	4.3%	1.6%	270bps
Less: acquisitions	—	—		—	—
Less: business dispositions	26	220		(2)	7
Less: foreign currency effect	203	—		(59)	—
Power organic (Non-GAAP)	$16,674	$17,370	(4)%	$788	$267	F	4.7%	1.5%	320bps

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends.

* Non-GAAP Financial Measure

ORGANIC REVENUES (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%
Total revenues (GAAP)	$20,303	$21,033	(3)%	$74,196	$75,833	(2)%
Less: Insurance revenues	811	769		3,106	2,865
Adjusted revenues (Non-GAAP)	$19,492	$20,264	(4)%	$71,090	$72,969	(3)%
Less: acquisitions	—	(6)		19	(67)
Less: business dispositions	(33)	54		(33)	1,447
Less: foreign currency effect	(61)	—		979	—
Organic revenues (Non-GAAP)	$19,586	$20,216	(3)%	$70,125	$71,589	(2)%
We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends.

HEALTHCARE SYSTEMS ORGANIC REVENUES (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%
Healthcare Systems revenues (GAAP)	$4,121	$4,331	(5)%	$15,694	$15,387	2%
Less: acquisitions	—	(23)		—	(92)
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(27)	—		254	—
Healthcare Systems organic revenues (Non-GAAP)	$4,149	$4,354	(5)%	$15,439	$15,479	—%

PDX ORGANIC REVENUES (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%
PDx revenues (GAAP)	$503	$492	2%	$2,031	$1,792	13%
Less: acquisitions	—	—		19	(4)
Less: business dispositions	—	—		—	81
Less: foreign currency effect	—	—		53	—
PDx organic revenues (Non-GAAP)	$503	$492	2%	$1,959	$1,714	14%
We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends.

* Non-GAAP Financial Measure

ADJUSTED PROFIT AND PROFIT MARGIN	Three months ended December 31			Twelve months ended December 31
(EXCLUDING CERTAIN ITEMS) (NON-GAAP) (Dollars in millions)	2021	2020	V%	2021	2020	V%
Total revenues (GAAP)	$20,303	$21,033	(3)%	$74,196	$75,833	(2)%
Less: Insurance revenues	811	769		3,106	2,865
Adjusted revenues (Non-GAAP)	$19,492	$20,264	(4)%	$71,090	$72,969	(3)%

Total costs and expenses (GAAP)	$24,836	$21,396	16%	$80,702	$81,259	(1)%
Less: Insurance cost and expenses	671	639		2,540	2,668
Less: interest and other financial charges	410	411		1,813	2,018
Less: debt extinguishment costs	5,108	95		6,524	301
Less: non-operating benefit costs	408	610		1,782	2,430
Less: restructuring & other	54	157		455	693
Less: Steam asset impairment	—	—		—	363
Less: SEC settlement charge	—	100		—	200
Less: goodwill impairments	—	—		—	728
Add: noncontrolling interests	1	1		(71)	(158)
Add: EFS benefit from taxes	(51)	(67)		(162)	(154)
Adjusted costs (Non-GAAP)	$18,135	$19,319	(6)%	$67,354	$71,546	(6)%

Other income (GAAP)	1,066	2,944	(64)%	2,823	11,396	(75)%
Less: gains (losses) on equity securities	665	2,636		1,921	(1,891)
Less: restructuring & other	68	—		75	13
Less: gains (losses) on purchases and sales of business interests	115	21		(44)	12,452
Adjusted other income (Non-GAAP)	$218	$287	(24)%	$871	$823	6%

Profit (loss) (GAAP)	$(3,467)	$2,580	U	$(3,683)	$5,970	U
Profit (loss) margin (GAAP)	(17.1)%	12.3%	(2,940)bps	(5.0)%	7.9%	(1,290)bps

Adjusted profit (loss) (Non-GAAP)	$1,575	$1,232	28%	$4,608	$2,246	F
Adjusted profit (loss) margin (Non-GAAP)	8.1%	6.1%	200bps	6.5%	3.1%	340bps
We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities.

ADJUSTED ORGANIC PROFIT	Three months ended December 31			Twelve months ended December 31
(NON-GAAP) (Dollars in millions)	2021	2020	V%	2021	2020	V%
Adjusted profit (loss) (Non-GAAP)	$1,575	$1,232	28%	$4,608	$2,246	F
Less: acquisitions	(24)	(6)		(29)	15
Less: business dispositions	(2)	12		(2)	367
Less: foreign currency effect	1	—		28	—
Adjusted organic profit (loss) (Non-GAAP)	$1,601	$1,226	31%	$4,611	$1,863	F

Adjusted profit (loss) margin (Non-GAAP)	8.1%	6.1%	200bps	6.5%	3.1%	340bps
Adjusted organic profit (loss) margin (Non-GAAP)	8.2%	6.1%	210bps	6.6%	2.6%	400bps

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends.

* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2021	2020	V%	2021	2020	V%
Earnings (loss) from continuing operations (GAAP)	$(3,561)	$2,251	U	$(3,571)	$5,975	U
Insurance earnings (pre-tax)	140	132		570	193
Tax effect on Insurance earnings	(30)	(29)		(126)	(50)
Less: Insurance earnings (net of tax)	110	102		444	143
Earnings (loss) excluding Insurance (Non-GAAP)	$(3,670)	$2,148	U	$(4,015)	$5,832	U
Non-operating benefits costs (pre-tax) (GAAP)	(408)	(610)		(1,782)	(2,430)
Tax effect on non-operating benefit costs	86	128		374	510
Less: non-operating benefit costs (net of tax)	(323)	(482)		(1,408)	(1,920)
Gains (losses) on purchases and sales of business interests (pre-tax)	115	21		(44)	12,452
Tax effect on gains (losses) on purchases and sales of business interests	(24)	(4)		6	(1,257)
Less: gains (losses) on purchases and sales of business interests (net of tax)	91	17		(37)	11,195
Gains (losses) on equity securities (pre-tax)	665	2,636		1,921	(1,891)
Tax effect on gains (losses) on equity securities(a)	(27)	(297)		128	637
Less: gains (losses) on equity securities (net of tax)	638	2,338		2,049	(1,255)
Restructuring & other (pre-tax)	14	(157)		(380)	(680)
Tax effect on restructuring & other	(1)	33		35	151
Less: restructuring & other (net of tax)	14	(124)		(346)	(529)
Debt extinguishment costs (pre-tax)	(5,108)	(95)		(6,524)	(301)
Tax effect on debt extinguishment costs(b)	133	20		430	57
Less: debt extinguishment costs (net of tax)	(4,975)	(75)		(6,094)	(244)
Steam asset impairments (pre-tax)	—	—		—	(363)
Tax effect on Steam asset impairments	—	—		—	37
Less: Steam asset impairments (net of tax)	—	—		—	(326)
Goodwill impairments (pre-tax)	—	—		—	(728)
Tax effect on goodwill impairments	—	—		—	(23)
Less: goodwill impairments (net of tax)	—	—		—	(751)
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	(10)		(9)	(151)
Less: SEC settlement charge (pre-tax and net of tax)	—	(100)		—	(200)
Less: U.S. tax reform enactment adjustment	—	—		8	(49)
Less: Tax benefit related to BioPharma sale	—	47		—	143
Less: Tax loss related to GECAS transaction	(11)	—		(54)	—
Adjusted earnings (loss) (Non-GAAP)	$896	$536	67%	$1,876	$(81)	F

(a) Included tax benefits available to offset the tax on gains in equity securities.
(b) Includes related tax valuation allowances.
* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) PER SHARE (EPS) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(In dollars)	2021	2020	V%	2021	2020	V%
Earnings (loss) from continuing operations (GAAP)	$(3.24)	$2.05	U	$(3.25)	$5.46	U
Insurance earnings (pre-tax)	0.13	0.12		0.52	0.18
Tax effect on Insurance earnings	(0.03)	(0.03)		(0.11)	(0.05)
Less: Insurance earnings (net of tax)	0.10	0.09		0.40	0.13
Earnings (loss) excluding Insurance (Non-GAAP)	$(3.34)	$1.96	U	$(3.66)	$5.32	U
Non-operating benefits costs (pre-tax) (GAAP)	(0.37)	(0.56)		(1.62)	(2.22)
Tax effect on non-operating benefit costs	0.08	0.12		0.34	0.47
Less: non-operating benefit costs (net of tax)	(0.29)	(0.44)		(1.28)	(1.75)
Gains (losses) on purchases and sales of business interests (pre-tax)	0.10	0.02		(0.04)	11.37
Tax effect on gains (losses) on purchases and sales of business interests	(0.02)	—		0.01	(1.15)
Less: gains (losses) on purchases and sales of business interests (net of tax)	0.08	0.02		(0.03)	10.22
Gains (losses) on equity securities (pre-tax)	0.61	2.40		1.75	(1.73)
Tax effect on gains (losses) on equity securities(a)	(0.02)	(0.27)		0.12	0.58
Less: gains (losses) on equity securities (net of tax)	0.58	2.13		1.87	(1.15)
Restructuring & other (pre-tax)	0.01	(0.14)		(0.35)	(0.62)
Tax effect on restructuring & other	—	0.03		0.03	0.14
Less: restructuring & other (net of tax)	0.01	(0.11)		(0.31)	(0.48)
Debt extinguishment costs (pre-tax)	(4.65)	(0.09)		(5.94)	(0.27)
Tax effect on debt extinguishment costs(b)	0.12	0.02		0.39	0.05
Less: debt extinguishment costs (net of tax)	(4.53)	(0.07)		(5.55)	(0.22)
Steam asset impairments (pre-tax)	—	—		—	(0.33)
Tax effect on Steam asset impairments	—	—		—	0.03
Less: Steam asset impairments (net of tax)	—	—		—	(0.30)
Goodwill impairments (pre-tax)	—	—		—	(0.66)
Tax effect on goodwill impairments	—	—		—	(0.02)
Less: goodwill impairments (net of tax)	—	—		—	(0.69)
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	(0.01)		(0.01)	(0.14)
Less: SEC settlement charge (pre-tax and net of tax)	—	(0.09)		—	(0.18)
Less: U.S. tax reform enactment adjustment	—	—		0.01	(0.05)
Less: Tax benefit related to BioPharma sale	—	0.04		—	0.13
Less: Tax loss related to GECAS transaction	(0.01)	—		(0.05)	—
Adjusted earnings (loss) (Non-GAAP)	$0.82	$0.49	67%	$1.71	$(0.07)	F

(a) Included tax benefits available to offset the tax on gains in equity securities.
(b) Includes related tax valuation allowances.
Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
The service cost for our pension and other benefit plans are included in adjusted earnings*, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance. We believe the retained costs in Adjusted earnings* and Adjusted EPS* provides management and investors a useful measure to evaluate the performance of the total company and increases period-to-period comparability. We also use Adjusted EPS* as a performance metric at the company level for our annual executive incentive plan for 2021.

* Non-GAAP Financial Measure

FREE CASH FLOWS (FCF) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(In millions)	2021	2020	V$	2021	2020	V$
CFOA (GAAP)	$2,415	$2,901	$(486)	$888	$1,025	$(137)
Less: Insurance CFOA	46	73	(27)	86	(80)	167
CFOA excluding Insurance (Non-GAAP)	$2,369	$2,828	$(459)	$802	$1,105	$(304)
Add: gross additions to property, plant and equipment	(355)	(276)	(79)	(1,250)	(1,579)	329
Add: gross additions to internal-use software	(33)	(25)	(8)	(111)	(151)	39
Less: GE Pension Plan funding	—	(2,500)	2,500	—	(2,500)	2,500
Less: CFOA impact from factoring programs discontinued in 2021	(2,041)	—	(2,041)	(5,108)	—	(5,108)
Less: CFOA impact from receivables factoring and supply chain finance eliminations	314	660	(346)	2,666	1,419	1,246
Less: taxes related to business sales	—	(26)	26	(6)	(178)	172
Free cash flows (Non-GAAP)	$3,708	$4,392	$(684)	$1,889	$635	$1,254
Less: prior period CFOA impact from factoring programs discontinued in 2021-a)	—	(1,377)	1,377	(739)	(3,361)	2,622
Free cash flows excluding discontinued factoring (Non-GAAP)	$3,708	$5,769	$(2,061)	$2,628	$3,996	$(1,368)

(a) Represents the CFOA impact from cash that GE would have otherwise collected had customer receivables not been previously sold in factoring programs that have now been discontinued.
We believe investors may find it useful to compare free cash flows* performance without the effects of cash used for taxes related to business sales, the factoring program discontinuation, pension plan funding and receivables factoring and supply chain finance eliminations. We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flows.

2022 OUTLOOK: 2022 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2022 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our remaining investment in AerCap and Baker Hughes, and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2022 OUTLOOK: 2022 FREE CASH FLOWS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for free cash flows* in 2022 without unreasonable effort due to the uncertainty of timing of deal taxes related to business sales.

* Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our other public communications and SEC filings may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of the COVID-19 pandemic on our business operations, financial results and financial position and on the global supply chain and world economy; our expected financial performance, including cash flows, revenues, organic growth, margins, earnings and earnings per share; macroeconomic and market conditions and volatility; planned and potential transactions, including our plan to pursue spin-offs of our Healthcare business and our combined Renewable Energy, Power and Digital businesses; our de-leveraging plans, including leverage ratios and targets, the timing and nature of actions to reduce indebtedness and our credit ratings and outlooks; our funding and liquidity; our businesses’ cost structures and plans to reduce costs; restructuring, goodwill impairment or other financial charges; or tax rates.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•our success in executing and completing asset dispositions or other transactions, including our plan to pursue spin-offs of our Healthcare business and our combined Renewable Energy, Power and Digital businesses, and our plans to exit our equity ownership positions in Baker Hughes and AerCap, the timing of closing for such transactions, the ability to satisfy closing conditions, and the expected proceeds, consideration and benefits to GE;
•the continuing severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic, of businesses' and governments' responses to the pandemic and of individual factors such as aviation passenger confidence on our operations and personnel, on commercial activity and demand across our and our customers' businesses, and on global supply chains;
•the extent to which the COVID-19 pandemic and related impacts, including global supply chain disruptions and price inflation, will continue to adversely impact our business operations, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives;
•changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including inflation, interest rates, the value of securities and other financial assets (including our equity ownership positions in Baker Hughes and AerCap, and expected equity interest in the Healthcare business after its spin-off), oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our financial position and businesses;
•our de-leveraging and capital allocation plans, including with respect to actions to reduce our indebtedness, the timing and amount of GE dividends, organic investments, and other priorities;
•downgrades of our current short- and long-term credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our liquidity, funding profile, costs and competitive position;
•our liquidity and the amount and timing of our cash flows and earnings, which may be impacted by customer, supplier, competitive, contractual and other dynamics and conditions;
•capital and liquidity needs associated with our financial services operations, including in connection with run-off insurance operations and Bank BPH, the amount and timing of any required capital contributions and any strategic actions that we may pursue;
•global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies;
•market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as secular, cyclical and competitive pressures in our Power business; pricing, the timing of customer investment and other factors in renewable energy markets; demand for air travel and other dynamics related to the COVID-19 pandemic; conditions in key geographic markets; and other shifts in the competitive landscape for our products and services;
•operational execution by our businesses, including the success in improving operational performance at our Renewable Energy business, and the performance of our Aviation business amidst the ongoing market recovery;
•changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and incentives related to climate change (including extension of the U.S. wind Production Tax Credit), and the effects of tax law changes;
•our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner;
•our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures;
•the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of Alstom and other investigative and legal proceedings;
•the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects;
•the impact of potential information technology, cybersecurity or data security breaches at GE or third parties; and
•the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated in our Quarterly Reports on Form 10-Q.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

This release includes certain forward-looking projected financial information that is based on current estimates and forecasts, and actual results could differ materially. Refer also to the webcast of our investor conference later this morning for additional discussion of our outlook and uncertainties that could cause our future results to be different than our current expectations.

Our financial services business is operated by GE Capital Global Holdings, LLC (GECGH). In this document, we refer to GECGH and our financial services business as “GE Capital”. We refer to the industrial businesses of the Company as GE Industrial.

GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional Financial Information

Additional financial information can be found on the Company’s website at: www.ge.com/investor under Events and Reports.

Conference Call and Webcast

GE will discuss its results during its investor conference call today starting at 8:00 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE’s website at: www.ge.com/investor. An archived version of the webcast will be available on the website after the call.

About GE

GE (NYSE:GE) rises to the challenge of building a world that works. For more than 125 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more efficiently, reliably, and safely. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

GE Investor Contact:
Steve Winoker, 617.443.3400
swinoker@ge.com

GE Media Contact:
Mary Kate Mullaney, 202.304.6514
marykate.nevin@ge.com

Whitney Mercer, 857.303.3079
whitney.mercer@ge.com